Exhibit 99.1

COSTCO WHOLESALE CORPORATION ANNOUNCES A

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., October 8, 2009, - Costco Wholesale Corporation (Nasdaq: COST) today announced that its Board of Directors has declared a quarterly cash dividend on Costco Wholesale common stock. The dividend of $.18 per share is payable November 6, 2009, to shareholders of record at the close of business on October 23, 2009.

Costco currently operates 560 warehouses, including 407 in the United States and Puerto Rico, 77 in Canada, 21 in the United Kingdom, seven in Korea, six in Taiwan, nine in Japan, 32 in Mexico and one in Australia. The Company also operates Costco Online, an electronic commerce web site, at www.costco.com and at www.costco.ca in Canada. The Company plans to open an additional six to seven new warehouses (including the relocation of one to two warehouses to larger and better-located facilities), prior to the end of calendar 2009.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, conditions affecting the acquisition, development, ownership or use of real estate, actions of vendors, rising costs associated with employees (including health care costs), geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
Jeff Elliott, 425/313-8264

Issaquah Home Office • 999 Lake Drive • Issaquah, WA 98027-5367 • (425) 313-8100